                                3,500,000 Shares
                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                    (a District of Columbia business trust)

                         Shares of Beneficial Interest

                                 (No Par Value)

                               PURCHASE AGREEMENT


                                                                   July __, 1995

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
ALEX. BROWN & SONS INCORPORATED
A.G. EDWARDS & SONS, INC.
LEGG MASON WOOD WALKER, INCORPORATED
As Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
    Merrill Lynch World Headquarters
    North Tower
    World Financial Center
    New York, New York 10281-1305

Dear Sirs:

         Washington Real Estate Investment Trust, a real estate investment trust organized under the laws of the District of Columbia (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Alex. Brown & Sons Incorporated ("Alex. Brown"), A.G. Edwards & Sons, Inc. ("A.G. Edwards") and Legg Mason Wood Walker, Incorporated ("Legg Mason") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch, Alex. Brown, A.G. Edwards and Legg Mason are acting as representatives (in such capacity, Merrill Lynch, Alex. Brown, A.G. Edwards and Legg Mason shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of beneficial interest, no par value, of the Company (the "Shares of Beneficial Interest") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters of the





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option described in Section 2 hereof to purchase all or any part of an additional 525,000 shares to cover over-allotments. The aforesaid 3,500,000 shares (the "Initial Shares"), together with all or any part of the 525,000 shares subject to the option described in Section 2 hereof (the "Option Shares"), are collectively hereinafter called the "Shares".

         Prior to the purchase and public offering of the Shares by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-60581) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) or Rule 434 of the rules and regulations under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other





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information which is or is deemed to be incorporated by reference in the
Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 33-60581) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

         The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

         Section 1.  Representations and Warranties.

         (a) The Company represents and warrants to each Underwriter as of the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") and as of the Closing Time referred to in Section 2(a) hereof, and agrees with each Underwriter as follows:

                 (i) At the time the Registration Statement and any amendments thereto become effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement first becomes effective, in which case at the time





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         it is first provided to the Underwriters for such use) and at Closing
         Time, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to that part of the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

             (ii) The documents incorporated or deemed to be incorporated by reference into the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement and any post-effective amendments thereto become effective and at Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (iii) The Company has been duly organized and is validly existing as a business trust of unlimited duration with transferable shares of beneficial interest in good standing under the laws of the District of Columbia, with full power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; the Company has no subsidiaries; and the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business or the ownership or leasing of property requires such qualification.

             (iv) The outstanding Shares of Beneficial Interest of the Company have been duly authorized and validly issued and are fully paid and, except as described in the Prospectus under the caption "Shares," non-assessable; the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued, fully paid and, except as described in the Prospectus under the caption "Shares,"





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         non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof.

             (v) The capitalization of the Company is as set forth in the Prospectus; the Shares conform with the statements concerning them in the Prospectus.

             (vi) The financial statements of the Company together with related notes and schedules as set forth or incorporated by reference in the Registration Statement present fairly the financial position and the results of operations of the Company at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

            (vii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement and the Pricing Agreement or the performance by the Company of its obligations hereunder or thereunder; all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

            (viii) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations which have not been so described and filed as required.





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            (ix)  The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to in the Prospectus as owned or leased by the Company, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or which are not material in amount. Each lease of real property by the Company as lessor requiring annual lease payments in excess of $100,000 is the legal, valid and binding obligation of the lessee in accordance with its terms (except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and to the Bankruptcy Act) and the rents which at present have remained due and unpaid for more than 30 days are not payable under leases such that, were no further rental payments to be received under such leases, the financial condition or results of operations of the Company would be materially adversely affected thereby. The Company has no reason to believe that the lessee under any lease (excluding leases for which rent payments due for the remainder of such lease are less than $500,000) calling for annual lease payments in excess of $500,000 is not financially capable of performing its obligations thereunder.

             (x) The Company has filed all Federal, State and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due.

             (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management, or business prospects of the Company whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement and Prospectus. The Company has no material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, as they may be amended or supplemented.





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             (xii)  The Company is not in violation of its Declaration or Trust or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the business or financial condition of the Company. The execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, loan agreement, note, lease, deed of trust or other agreement or instrument to which the Company is a party, nor will such action result in any violation of the provisions of the Declaration of Trust or By-Laws of the Company or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

            (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Pricing Agreement and the consummation of the transactions herein and therein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

           (xiv) The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business; and the Company has not infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company.

            (xv) Price Waterhouse LLP, who have certified the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement and Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.





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             (xvi)  With respect to all tax periods regarding which the
         Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, as amended, and the Company's present and contemplated operations, assets and income continue to meet such requirements; and the Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (xvii) The conditions for use of registration statements on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transaction contemplated herein.

           (xviii) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

           (xix) The Company has no knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by it, or of (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties which presence or occurrence would materially adversely affect the condition, financial or otherwise, or the earnings, business or business prospects of the Company. In connection with the construction on or operation and use of the properties owned by the Company, the Company represents that, as of the date of this Agreement, it has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

         (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.





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         Section 2.  Sale and Delivery to Underwriters: Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

                 (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several Underwriters for the Shares have each been determined and set forth in the Pricing Agreement, dated the hate hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                 (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the several Underwriters for the Shares shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Representatives and the Company. The initial public offering price per share of the Shares shall be a fixed price to be determined by agreement between the Representatives and the Company. The initial public offering price per share of the Shares shall not be higher than the last reported sale price (regular way) or the last reported asked price, whichever is higher, of the Shares of Beneficial Interest on the American Stock Exchange immediately prior to determination of the initial public offering price. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representatives.

                 (3) In addition, on the basis of the representations and warranties herein contained and subject to the terms and





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         conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 525,000 Shares at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the date the Registration Statement becomes effective and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the principal amount of Option Shares as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, the Option Shares shall be purchased by the Underwriters, severally and not jointly, in proportion to their respective Initial Share underwriting obligations as set forth in Schedule A.

         (b) Payment of the purchase price for and delivery of certificates for the Initial Shares shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048-0557, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. on the fourth business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for and the delivery of such Option Shares shall be made at the above-mentioned office of Brown & Wood, or at such other place as shall be mutually agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. The certificates for the Initial Shares and the Option Shares shall





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be in such authorized denominations and registered in such names as the
Representatives may request in writing at least one business day before Closing Time or the Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. Merrill Lynch, Alex. Brown, A.G. Edwards or Legg Mason, individually and not as representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose check has not been received by Closing Time, but any such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Shares and the Option Shares will be made available for examination and packaging by the Representatives not later than 3:00 P.M. on the last business day prior to Closing Time or the Date of Delivery, as the case may be.

         Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) The Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment),
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will prepare an "abbreviated term sheet" that complies with the requirements of Rule 434 under the 1933 Act Regulations. If Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2)





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of the 1933 Act in accordance with Rule 424(b) of the 1933 Act by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

         (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, or any abbreviated term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

         (c) The Company will deliver to the Representatives four signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference into the Prospectus pursuant to
Item 12 of Form S-3 under the 1933 Act) and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits) for each of the Underwriters.

         (d) The Company will deliver to each Underwriter, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until such time the Pricing Agreement is executed and delivered), as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.





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         (e)     If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will either (i) forthwith prepare and furnish to the Underwriters a reasonable number of copies of an amendment of or supplement to the Prospectus or (ii) make an appropriate filing pursuant to Section 13, 14 or 15 of the 1934 Act, in form and substance satisfactory to counsel for the Underwriters which will amend or supplement the Prospectus so that it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

         (f) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted and will use its best efforts to cause such post-effective amendment to be declared effective as promptly as practicable.

         (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Representatives may designate. In each jurisdiction in which the Shares have been so qualified the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

         (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

         (i) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds".

         (j) The Company will use its best efforts to effect the listing of the Shares on the American Stock Exchange ("AMEX").

         (k) The Company will not, during the 90 days following the effective date of the Registration Statement, except with the prior written consent of the Representatives, offer for sale, sell or otherwise dispose of any Shares of Beneficial Interest (except for the issuance of Shares of Beneficial Interest pursuant to the Company's Dividend Reinvestment Plan or pursuant to grants or options pursuant to the Company's Incentive Share Option
Plan), or sell or grant options, rights or warrants with respect to any Shares of Beneficial Interest (other than the grant of options pursuant to the Company's Incentive Share Option Plan), otherwise than in accordance with this Agreement or as contemplated in the Prospectus.

         (l) Except as provided for in the Prospectus, the Company will cause each officer and trustee of the Company who own Shares of Beneficial Interest to agree not to offer for sale, sell or otherwise dispose of any Shares of Beneficial Interest during the 90 days following the effective date of the Registration Statement, except with the prior written consent of the Underwriters.

         (m) The Company will elect to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended, and will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust".

         Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment hereto, (ii) the cost of printing, or reproducing, and distributing to the Underwriters copies of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, (iv) the fees and disbursements of counsel for the Company, referred to in Section 5(b) hereof, (v) the fees and disbursements of the Company's accountants, (vi) the qualification of the Shares under securities law and real estate syndication laws in accordance with the provisions of Section 3(g), including filing fees and the fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vii) the printing and delivery to the underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto including the abbreviated term sheet delivered by the Company pursuant to Rule 434 of the 1933 Act Regulations,
(viii) the cost of printing or reproducing and delivering to the Underwriters copies of the Blue Sky Survey, (ix) the fee of the NASD, (x) the fees and expenses incurred in connection with the listing of the Shares on the AMEX and
(xi) any transfer taxes imposed on the sale of the Shares to the several Underwriters.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

         (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or, with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof or at such later time and date as may be approved by a majority in interest of the Underwriters; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

         (b)     At Closing Time the Representatives shall have received:

                 (1) The favorable opinion, dated as of Closing Time, of Arent Fox Kintner Plotkin & Kahn, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                      (i) The Company has been duly organized and is validly existing as a business trust in good standing under the laws of the District of Columbia, with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; and the conditions for use of a registration statement on Form S-3 have been satisfied.

                     (ii) The Company has authorized and outstanding capital securities as set forth under the caption "Capitalization" in the Prospectus; the authorized Shares of Beneficial Interest of the Company have been duly authorized; the outstanding Shares of Beneficial Interest have been duly authorized and validly issued and are fully paid and, except as set forth in the Prospectus under the caption "Shares," non-assessable.

                    (iii) The Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares are in due and proper form; the Shares have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued, fully paid and, except as set forth in the Prospectus under the caption "Shares," non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof.

                     (iv) The Registration Statement has been declared effective under the 1933 Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the 1933 Act.

                      (v) The Registration Statement, all preliminary prospectuses, the Prospectus and each amendment or supplement thereto and any documents incorporated by reference therein, when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included or incorporated by reference therein); and the Rule 434 Prospectus conforms to the requirements of Rule 434 in all material respects.

                     (vi) The statements under the caption "Shares" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present the information called for with respect to such documents and matters.

                    (vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included or incorporated by reference therein).

                   (viii) Such counsel knows of no material legal proceedings pending or threatened against the Company.

                     (ix) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

                      (x) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the Pricing Agreement and the consummation of the transactions herein and therein contemplated by the Company (other than as may be required by the NASD or as required by State securities or Blue Sky laws, as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                     (xi) The investments of the Company described in the Prospectus are permitted investments under the Declaration of Trust.

                    (xii) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856-860 of the Internal Revenue Code, as amended, for the fiscal years ended December 31, 1978 through December 31, 1994, and the Company's present method of operation and its assets and contemplated income are such that the Company is in a position under present law to so qualify for the fiscal year ending December 31, 1995, and under present law the federal income tax treatment of the Company and its shareholders will be as set forth in the Prospectus under the heading "Shares".

                    (xiii) The Company is not an "investment company" or
                 an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

                 In rendering such opinion, Arent Fox Kintner Plotkin & Kahn may rely as to matters governed by the laws of jurisdictions other than the District of Columbia or Federal laws on local counsel in such jurisdictions, provided that in each case Arent Fox Kintner Plotkin & Kahn shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the 1933 Act or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the date of such Prospectus) or at Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included or incorporated by reference therein). With respect to such statement, Arent Fox Kintner

         Plotkin & Kahn may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                 (2) The favorable opinion, dated as of Closing Time, of Benjamin H. Dorsey, Esq., General Counsel and Secretary to the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that: (i) the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business or ownership or leasing of property requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company; (ii) the Company has the authorized and outstanding capital securities as set forth under the caption "Capitalization" in the Prospectus; the authorized Shares of Beneficial Interest have been validly authorized and the outstanding Shares of Beneficial Interest have been duly authorized and validly issued and are fully paid and, except as set forth in the Prospectus under the caption "Shares," non-assessable;
         (iii) the execution and delivery of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (a) the Declaration of Trust or By-Laws of the Company,
         (b) any agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound, or (c) any order, rule or regulation known to such counsel of any court or government agency or body having jurisdiction over the Company or any of its properties; (iv) to the best of such counsel's knowledge, the Company is not in violation of its Declaration of Trust or By-Laws and the Company is in compliance with all material rules, regulations, judgments, decrees, orders and statutes in the jurisdictions in which it is conducting its business; and (v) all pending legal or governmental proceedings to which the Company is a party or to which any of its property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                 (3) The favorable opinion, dated as of Closing Time, of Brown & Wood, counsel for the Underwriters, with respect to the matters set forth in (iii) to (vi), inclusive, and (ix) and (x) of subsection (b)(l) of this Section, except that with respect to the matters referred to in (v), no opinion need be expressed as to the documents incorporated by reference in the Registration Statement. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the 1933 Act or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the date of such Prospectus) or at Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included or incorporated by reference therein). With respect to such statement, Brown & Wood may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President and Chief Executive Officer and the Vice President and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties set forth in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Shares.

         (d) At the time of execution of this Agreement, the Representatives shall have received from Price Waterhouse LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent public accountants with respect to the Company as required by the 1933 Act and the 1934 Act and the applicable published rules and regulations thereunder; (ii) it is their opinion that the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations thereunder; (iii) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited condensed financial statements of the Company included or incorporated by reference in the Registration Statement), nothing has come to their attention which causes them to believe that:

                 (A) any material modifications should be made to the unaudited condensed financial statements included or incorporated by reference in the Registration Statement for them to be in conformity with generally accepted accounting principles;

                 (B) the unaudited condensed financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act as it applies to Form 10-Q and the related published rules and regulations;

                 (C) at a specified date not more than three days prior to the date of such letter, there was any change in the capitalization of the Company, any decrease in total assets, any change in long-term debt or any change in short-term borrowings of the Company, as compared with the amounts shown in the March 31, 1995 balance sheet incorporated by reference in the Registration Statement; or

                 (D) during the period from April 1, 1995 to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in real estate rental revenue, net income or net income per share;

except in all cases for changes, increases or decreases which the Registration Statement discloses have occurred or may occur; (iv) in addition to the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company, which are included or incorporated by reference in the Registration Statement and which are specified by the Representatives, and have compared such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement; and (v) they have compared the information in the Prospectus under the caption "Selected Financial Data" with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Item 301 of Regulation S-K.

         (e) At Closing Time, the Representatives shall have received from Price Waterhouse LLP a letter dated as of Closing Time to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than three days prior to Closing Time, and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of subsection (d) of this Section with respect to certain amounts, percentages and financial information deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

         (f) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (g) In the event the Underwriters exercise their option provided in Section 2 hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Representatives shall have received:

                 (1) A certificate of the President and Chief Executive Officer and the Vice President and Chief Financial Officer of the Company, dated such Date of Delivery, confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true as of such Date of Delivery.

                 (2) The favorable opinion of Arent Fox Kintner Plotkin & Kahn, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

                 (3) The favorable opinion of Benjamin H. Dorsey, Esq., General Counsel and Secretary to the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

                 (4) The favorable opinion of Brown & Wood, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by
         Section 5(b)(3) hereof.

                 (5) A letter from Price Waterhouse LLP, in form and substance satisfactory to the Representatives, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(g)(5) shall be a date not more than three days prior to such Date of Delivery.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

         Section 6. Indemnification. (a) The Company hereby agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                 (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                 (3) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or
         (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim.

         Section 7.  Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule A hereto and not joint.

         Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriters.

         Section 9. Termination of Agreement. (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Representatives' reasonable judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in the Shares of Beneficial Interest of the Company has been suspended or limited by the Commission or the American Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by Federal, New York or District of Columbia authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Shares.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 6 and 7 hereof shall survive such termination.

         Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Shares"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Shares does not exceed 10% of the number of Initial Shares, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Shares exceeds 10% of the number of Initial Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New

York 10281-1209, attention of Mr. Fred F. Hessinger, Vice President, Corporate Syndicate; and notices to the Company shall be directed to it at Washington Real Estate Investment Trust, 10400 Connecticut Avenue, Kensington, Maryland 20895, attention of: Benjamin H. Dorsey, Esq.

         Section 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 13. Governing Law and Time; Miscellaneous. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

         The Washington Real Estate Investment Trust is a common law trust organized under District of Columbia law on November 18, 1960. Under the terms of the Declaration of Trust all persons dealing with the Company shall look solely to the Company property for satisfaction of claims of any nature, and no trustee, officer or agent of the Company shall be held to any personal liability whatsoever, in tort, contract or otherwise as the result of the execution and delivery of this Agreement by the Company.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                               Very truly yours,

                                               WASHINGTON REAL ESTATE INVESTMENT
                                                 TRUST


                                               By
                                                  ------------------------------
                                                   President and Chief Executive
                                                     Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
ALEX. BROWN & SONS INCORPORATED
A.G. EDWARDS & SONS, INC.
LEGG MASON WOOD WALKER, INCORPORATED

By: Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated


By
   --------------------------------------

For themselves and as Representatives
of the other Underwriters named
in Schedule A hereto.

                                   SCHEDULE A

                                                                                              Number
                                                                                            of Initial
         Name of Underwriter                                                                  Shares
         -------------------                                                                ----------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Alex. Brown & Sons Incorporated   . . . . . . . . . . . . . . . . . . . . . . . . . . . .
A.G. Edwards & Sons, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Legg Mason Wood Walker, Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . .




                                                                                           _________
Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3,500,000
                                                                                           =========

                                                                       Exhibit A

                                3,500,000 Shares

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                    (a District of Columbia business trust)

                         Shares of Beneficial Interest

                                 (No Par Value)

                               PRICING AGREEMENT


                                                                   July __, 1995


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
ALEX. BROWN & SONS INCORPORATED
A.G. EDWARDS & SONS, INC.
LEGG MASON WOOD WALKER, INCORPORATED
  as Representatives of the several Underwriters named in the within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
    Merrill Lynch World Headquarters
    North Tower
    World Financial Center
    New York, New York 10281-1209

Dear Sirs:

         Reference is made to the Purchase Agreement, dated July __, 1995 (the "Purchase Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons Incorporated, A.G. Edwards & Sons, Inc. and Legg Mason Wood Walker, Incorporated are acting as representatives (the "Representatives"), of the above shares of beneficial interest (the "Shares") of Washington Real Estate Investment Trust
(the "Company").

         Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

                 1. The initial public offering price per share for the Shares, determined as provided in said Section 2, shall be $______.

                 2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $______, being an amount equal to the initial public offering price set forth above less $_______ per share.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                              Very truly yours,

                                              WASHINGTON REAL ESTATE INVESTMENT
                                                TRUST


                                              By
                                                 -------------------------------
                                                   President and Chief Executive
                                                     Officer

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
ALEX. BROWN & SONS INCORPORATED
A.G. EDWARDS & SONS, INC.
LEGG MASON WOOD WALKER, INCORPORATED

By: Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated


By
   ---------------------------------------
              Vice President

For themselves and as Representatives
of the other Underwriters named in
Schedule A to the Purchase Agreement.





                                       2